Exhibit 99.1

AEGERION PHARMACEUTICALS ANNOUNCES LEADERSHIP CHANGES TO SUPPORT THE NEXT STAGE OF GROWTH

Company reports preliminary second quarter 2015 total net product sales of between

$63 and $64 million and preliminary cash and cash equivalents of approximately $82 million as of June 30, 2015

Company to announce second quarter 2015 financial results on Wednesday, August 5

CAMBRIDGE, Mass., July 27, 2015 – Aegerion Pharmaceuticals, Inc. (Nasdaq: AEGR), a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases, today announced that Aegerion board member Sandford Drexel Smith has been appointed interim Chief Executive Officer of the Company.

Marc Beer offered his resignation as CEO and member of the board, as did Craig Fraser as Chief Operating Officer, effective immediately.

Mr. Smith has been appointed to serve as the interim Chief Executive Officer while the Company conducts a search to identify a successor. Mr. Smith will also assume Mr. Fraser’s responsibilities on an interim basis.

David Scheer, Chairman of the Board, said, “We thank Marc Beer for his years of hard work and many contributions to the Company, including marketing approval and overseeing the successful commercial launch of JUXTAPID® (lomitapide) capsules in the United States as well as leading the Company’s acquisition and re-launch of MYALEPT® (metreleptin) for injection. We thank Craig for his leadership of Aegerion’s U.S. commercial organization. We wish both Marc and Craig the very best in their future endeavors.”

Mr. Scheer continued, “Sandy Smith has significant experience with Aegerion as a member of the Board of Directors. He brings to this new role relevant experience in the orphan drug space as a former member of Genzyme’s Executive Committee and President of its International Group. Sandy’s success ultimately stems from his commitment to patients globally. His remit through this transition will be to maintain Aegerion’s excellence in execution, focus on its mission to deliver innovative therapies to patients in the rare disease arena and continue the Company’s commitment to high integrity and ethics. The Board is confident in Sandy’s ability to lead Aegerion while we undertake a search for a new CEO to take the company to its next stage of growth.”

Mr. Smith said, “I look forward to working with all of our dedicated employees and our talented and highly committed senior leadership team to ensure continued execution of Aegerion’s business plan. Aegerion has developed a deep bench of talent thanks to Marc Beer’s leadership. The objectives for the Company will continue to be to expand our global outreach to patients, accelerate the opportunity for sustainable growth and increase shareholder value. I also look forward to working with our Board, and the senior management team, to identify a new CEO.”

Mr. Smith has served as a director of the Company since 2012 and was most recently Executive Vice President and President International Group for Genzyme Corporation, where he was a member of Genzyme’s Executive Committee. During his 15 years at Genzyme, Mr. Smith was responsible for the successful global launch of 12 new products. Under his leadership, international revenue grew to more than half of Genzyme’s nearly $5 billion revenues. Mr. Smith advised on the integration of Genzyme’s international business into the Sanofi global organization after the 2011 acquisition. Prior to joining Genzyme, Mr. Smith was President and Chief Executive Officer at Repligen Corporation. Before that, he held international leadership positions at Bristol Myers Squibb, at its U.S. headquarters and in Asia. Mr. Smith currently serves as a director on four public biotech boards, and is founder of Global Biolink, a consultancy focused on developing international growth in the rare and orphan disease space. He also serves on the President’s Advisory Council for Brigham and Women’s Hospital in Boston.

Aegerion today reported preliminary second quarter 2015 total net product sales of between $63 and $64 million and preliminary cash and cash equivalents as of June 30, 2015 of approximately $82 million.

The Company will host a conference call and live audio webcast at 5:00 p.m. EDT on Wednesday, August 5, 2015, to provide a business update and to discuss its second quarter 2015 financial and operating results.

To listen to the live webcast of the call, please visit the “Investors” section of the Company’s website at www.aegerion.com. Individuals may also participate in the call via telephone by dialing (866) 516-3002 or (760) 298-5082. Interested parties unable to join the live call may access an archived version of the webcast on Aegerion’s website for up to 30 days following the call.

About Aegerion Pharmaceuticals

Aegerion Pharmaceuticals is a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases. For more information about the company, please visit www.aegerion.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the company’s succession planning, preliminary financial results, and the potential for future growth and creation of shareholder value. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the statements regarding preliminary financial results are subject to the risk that unexpected information may be received, or adjustments may be made, in the course of finalizing the results which could cause the final results to differ from the preliminary results. Risks and uncertainties relevant to forward-looking statements regarding succession planning, future growth and creation of shareholder value, include, among others: the risk that transition to a new executive team may be disruptive to our business; the risk that market acceptance of JUXTAPID and MYALEPT in the U.S. may not continue at the levels we expect and may be lower outside the U.S. than we expect; the risk that the conversion of prescriptions for JUXTAPID or MYALEPT into patients on therapy may be lower than we expect or the drop-out rate may be higher than we expect; the risk that the prevalence of the diseases our products treat may be lower than our estimates, and that it may be more difficult to identify patients than we expect; the risk that the side effect profile or other results for our products in commercial use and in further clinical studies are inconsistent, in scope and severity, with the side effect profile and other results observed in the pivotal study of each drug; the risk that the expected negative impact of launch of PCSK9 inhibitors on JUXTAPID sales will be greater than we expect, or that other competitive products will negatively impact our results; the risk that private or government payers may impose restrictions that hinder reimbursement of our products, or that our business may be negatively impacted if there are more Medicaid patients prescribed MYALEPT than we expect; the risk that named patient sales in Brazil and other key countries outside the U.S. may not be at the levels we expect; the risk that regulatory authorities in countries where either product is not yet approved may not be satisfied with the efficacy or safety profile of the product; the risk that we do not receive approval for each product in additional countries on a timely basis, or at all, or that regulatory authorities impose significant restrictions on approval or require additional development; the risk that we do not obtain requisite pricing/reimbursement approvals outside the U.S. at acceptable levels and without significant limitations or that exchange rates will negatively impact the amount of net product sales recognized; the risk that technical hurdles may delay initiation of future clinical trials; the risk that our patent portfolio and marketing and data exclusivity may not be as strong as we anticipate; the risk of unexpected manufacturing issues affecting future supply; the risk that the government may not agree with our view of our compliance programs and processes in the course of any investigation and the risks associated with the unpredictable nature of government investigations and the impact of investigations on our business; the risk that any of the foregoing may cause product sales revenue to be lower than we expect, or that we may incur unanticipated expenses in connection with our activities; the risk that we may not be able to acquire and successfully develop other product opportunities to generate additional revenues, and the other risks inherent in integration of a new product, commercialization, drug development and the regulatory approval process.

For additional disclosure regarding these and other risks we face, see the disclosure contained in the “Risk Factors” section of Aegerion’s Annual Report on Form 10-Q filed on May 8, 2015, and our other public filings with the Securities and Exchange Commission, available on the SEC’s website at http://www.sec.gov. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Investors and others should note that we communicate with our investors and the public using our company website (www.aegerion.com) and our investor relations website (http://ir.aegerion.com), including but not limited to company disclosures; investor presentations and FAQs; Securities and Exchange Commission filings; press releases; public conference calls and webcasts. The information that we post on these websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Contact:

Aegerion Pharmaceuticals, Inc.

Amanda Murphy

Associate Director, Investor Relations

Amanda.Murphy@aegerion.com

(857) 242-5024